SECURITIES AND EXCHANGE COMMISSION
                  Washington, DC  20549




                        FORM 8-K/A




            Pursuant to Section 13 or 15(d) of
           the Securities Exchange Act of 1934




            Date of Report:     April 9, 1996

                  COACHMAN INCORPORATED
  (Exact Name of Registrant as Specified in its Charter)

                         DELAWARE
      (State or Other Jurisdiction of Incorporation)

     1-9593                               73-1244422
               (Commission File Number) (I.R.S. Employer Identification No.)

     301 NW 63rd ST., STE. 500 OKLAHOMA CITY, OK  73116
    (Address of Principal Executive Offices)     (Zip Code)

                       (405) 840-4667
      (Registrant's Telephone Number, Including Area Code)

                            NONE
(Former Name or Former Address, if Changed Since Last Report)






Form 8-K was filed March 25, 1996 for Item 4. Changes in the Registrant's Certifying Accountant. Pursuant to a request from the Securities and Exchange Commission on April 3, 1996, below is an amended Item 4. Changes in the Registrant's Certifying Accountant including additional information requested.



Item 4.   Changes in the Registrant's Certifying Accountant.

On December 21, 1995 Coachman Incorporated (the "Corporation"), the registrant, purchased Olympic Mills Corporation, which became the major asset of the Corporation. KPMG Peat Marwick LLP has been the Certifying Accountant for Olympic Mills Corporation. Upon recommendation of the Audit Committee and approval of the Board of Directors the Corporation, on March 21, 1996, engaged KPMG Peat Marwick LLP as its Certifying Accountant commencing with the year ended December 31, 1995.

There were no disagreements with Sartain Fischbein & Company, the Corporation's previous Certifying Accountant.

The Corporation's Certifying Accountants were replaced by the Corporation, after a recommendation by the Audit Committee and an affirmative vote of the Board of Directors.

The opinion of Sartain, Fischbein & Company for 1994 contained a qualification as to "going concern."

There were no disagreements with Sartain, Fischbein & Company.




Below is the letter previously filed as part of the Form 8-K dated March 25, 1996, received from Sartain, Fischbein & Co.



March 21, 1996



Mr. Dennis Bradford
Coachman Incorporated
301 N.W. 63rd, Ste 500
Oklahoma City, OK  73116-7989

Dear Mr. Bradford:

This is to confirm that the client auditor relationship between Coachman Incorporated (Commission File Number 1-9593) and Sartain Fischbein
& Co. has ceased.

Sincerely,

SARTAIN, FISCHBEIN & CO.

Ralph Willie, Jr., CPA




                         SIGNATURES


                         FORM 8-K/A

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              COACHMAN INCORPORATED
                              (Registrant)



April 9, 1996                  By:  /s/  Dennis Bradford
                                    Dennis D. Bradford
                                    Chief Executive Officer